UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): April 6, 2000


                              KENETECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)


        33-53132                                             94-3009803
 (Commission File Number)                                 (I.R.S. Employer
                                                       Identification Number)


  500 Sansome Street, Suite 410
  San Francisco, California                                   94111
 (Address of Principal Executive Offices)                   (Zip Code)





                                 (415) 398-3825
              (Registrant's Telephone Number, Including Area Code)

















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Item 5.  Other Events.

     KENETECH Corporation announced today that the Supreme Court of the State of Delaware affirmed on all counts the judgment previously entered by the Court of Chancery of the State of Delaware in favor of KENETECH in an action brought by former holders of its preferred stock. In the action captioned Quadrangle Offshore (Cayman) LLC and Cerberus Partners, L.P. v. KENETECH Corporation, plaintiffs had alleged, among other things, (1) that KENETECH was in liquidation and had been in liquidation prior to the mandatory conversion of the preferred stock on May 14, 1998, (2) that the plaintiffs were entitled to receive a liquidation preference for each share of preferred stock in any distribution KENETECH might make, and (3) that KENETECH had acted in bad faith with respect to the holders of preferred stock. The judgment below rejected each of these claims.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                     KENETECH Corporation
                                     (Registrant)


Date:   April 6, 2000                By: _________________________________
                                         Mark D. Lerdal
                                         President and Chief Executive Officer



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